As filed with the U.S. Securities and Exchange Commission on February 23, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ClearThink 1 Acquisition Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

William Brock
Chief Executive Officer
ClearThink 1 Acquisition Corp.

150 E. Palmetto Park Road

Suite 202
Boca Raton, Florida 33432
Tel: (561) 358-3696
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

Stephen E. Fox Samantha M. Guido Ruskin Moscou Faltischek, P.C. 1425 RXR Plaza East Tower, 15th Floor Uniondale, NY 11556 Tel: (516) 663-6600	Cynthia Anandajayasekeram Bradley Kruger Ogier (Cayman) LLP 89 Nexus Way, Camana Bay Grand Cayman, KY1-9009 Cayman Islands Tel: (345) 949-9876	Darrin Ocasio Avital Perlman Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas 31st floor New York, NY 10036 Tel: (212) 930-9700	Ari Daniel Brown ClearThink Capital LLC 150 E. Palmetto Park Rd. Suite 202 Boca Raton, FL 33432 Tel: (561) 807-9010 abrown@clearthink.capital

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-292967

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), ClearThink 1 Acquisition Corp. (“Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (“Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No.: 333-292967) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on January 26, 2026, and which the Commission declared effective on February 13, 2026.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of Class A ordinary shares offered by the Registrant by 1,500,000 shares, or up to 1,750,000 if the underwriters exercise the over-allotment option in full, pursuant to the change of each Unit of the Registrant to consist of one Class A ordinary share and one right to receive one-fifth of one Class A ordinary share upon the consummation of an initial business combination. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith. Also filed herewith is an updated form of Rights Agreement between Vstock Transfer Company and the Registrant.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the Filing Fee Table filed as Exhibit 107 of this Registration Statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on February 23, 2026), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than February 23, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 23rd day of February, 2026.

CLEARTHINK 1 ACQUISITION CORP.

By:	/s/ William Brock
Name:	William Brock
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ WILLIAM BROCK	Chief Executive Officer and Director	February 23, 2026
William Brock	(principal executive officer)

/s/ THOMAS ZIPSER	Chief Financial Officer and Director	February 23, 2026
Thomas Zipser	(principal financial and accounting officer)

/s/ DARWIN HUNT
Darwin Hunt	Director	February 23, 2026

/s/ YOSEF MILGROM
Yosef Milgrom	Director	February 23, 2026

/s/ JULIEN MACHOT
Julien Machot	Director	February 23, 2026

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ClearThink 1 Acquisition Corp., has signed this registration statement in the City of Boca Raton, State of Florida on February 23, 2026.

By:	/s/ William Brock
Name:	William Brock
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

4.4	Form of Rights Agreement between VStock Transfer Company and the Registrant

5.1	Opinion of Ruskin Moscou Faltischek, P.C.

5.2	Opinion of Ogier (Cayman) LLP

23.1	Consent of WithumSmith + Brown, P.C.

23.2	Consent of Ruskin Moscou Faltischek, P.C. (included in Exhibit 5.1)

23.3	Consent of Ogier (Cayman) LLP (included in Exhibit 5.2)

107	Filing Fee Table